Exhibit 32.1


Certification Pursuant to 18 U.S.C Section 1350, As Adopted Pursuant to Section
                     906 of the Sarbanes-Oxley Act of 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Valpey-Fisher Corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

 1. The Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2006 ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 6, 2006                   /s/ Michael J. Ferrantino
                                          -------------------------
                                          Michael J. Ferrantino,
                                          President and Chief Executive Officer


Date:  November 6, 2006                   /s/ Michael J. Kroll
                                          --------------------
                                          Michael J. Kroll
                                          Vice President, Treasurer and
                                             Chief Financial Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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